UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2023

Peakstone Realty Trust
(Exact name of registrant as specified in its charter)

Commission File Number:  001-41686

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 606-3200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, $0.001 par value per share	PKST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events

On August 8, 2023, Peakstone Realty Trust, a Maryland real estate investment trust (the “Company”), and PKST OP, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into an ATM Equity Offering Sales Agreement (the “Sales Agreement”) with BofA Securities, Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Truist Securities, Inc., Fifth Third Securities, Inc., BMO Capital Markets Corp., Wells Fargo Securities, LLC, BTIG, LLC, Regions Securities LLC and Jefferies LLC (each, an “Agent” and, collectively, the “Agents”), the Forward Sellers (as defined below) and the Forward Purchasers (as defined below), relating to the offer and sale of common shares of beneficial interest, $0.001 par value per share, of the Company (the “Common Shares”), having an aggregate gross sales price of up to $200.0 million (the “Shares”), through the Agents, as its sales agents or, if applicable, as forward sellers, or directly to the Agents as principals.

The Shares may be offered and sold in amounts and at times to be determined by the Company. Actual offers and sales, if any, will depend on a variety of factors to be determined by the Company in consultation with the Agents or the Forward Sellers and the related Forward Purchasers, as applicable, from time to time, including, among other things, market conditions, the trading price of the Common Shares and capital needs.

Sales of the Shares, if any, made pursuant to the Sales Agreement may be sold in negotiated transactions, including block trades, transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the New York Stock Exchange, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks or any other method permitted by law.

None of the Agents and the Forward Sellers is required to sell any specific number or dollar amount of Shares, but each of the Agents and Forward Sellers has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, subject to the terms and conditions of the Sales Agreement, to sell the Common Shares, on mutually agreed terms between such Agent or such Forward Seller, the Company and, if applicable, the relevant Forward Purchaser. The Common Shares offered and sold through the Agents and the Forward Sellers pursuant to the prospectus supplement and the accompanying prospectus will be offered and sold through only one Agent or one Forward Seller on any given day.

The Sales Agreement provides that an Agent will be entitled to a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all Shares sold through it as Agent. Under the terms of the Sales Agreement, the Company may also sell Shares to one or more Agents as principal, at a price per share to be agreed upon at the time of sale. If the Company sells Shares to one or more of the Agents as principal, it will enter into a separate terms agreement with such Agent or Agents, as the case may be, setting forth the terms of such transaction. In connection with any forward sale agreement, the applicable Forward Seller will receive a commission, in the form of a reduction to the initial forward price under the applicable forward sale agreement, at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price per share of the borrowed Common Shares sold through such Forward Seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period).

The Sales Agreement contemplates that, in addition to the issuance and sale by the Company of Shares to or through the Agents, the Company may enter into separate forward sale agreements with Bank of America, N.A., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Truist Bank, Bank of Montreal, Wells Fargo Bank, National Association, Nomura Global Financial Products, Inc., Regions Securities LLC and Jefferies LLC (in such capacity, the “Forward Purchasers”). If the Company enters into a forward sale agreement with any Forward Purchaser, the Company expects that such Forward Purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant Agent (in such capacity “Forward Seller” except that with respect to Nomura Global Financial Products, Inc., the relevant forward seller is Nomura Securities International, Inc. (acting through BTIG, LLC as agent)), Common Shares to hedge such Forward Purchaser’s exposure under such forward sale agreement. The Company will not receive any proceeds from any sale of Shares borrowed by a Forward Purchaser (or its affiliate) and sold through a Forward Seller.

The Company currently expects to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such forward sale agreement, in which case the Company expects to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, the Company may also elect, in its sole discretion, to cash settle or net share settle all or any portion of its obligations under any forward sale agreement, in which case the Company may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or Common Shares (in the case of net share settlement) to the relevant Forward Purchaser.

The Company intends to use the net proceeds from the offering, including any net proceeds the Company receives pursuant to any forward sale agreement with the relevant Forward Purchaser, for general corporate purposes and working capital purposes, which may include repaying or repurchasing indebtedness (including amounts outstanding from time to time under the Company’s existing or future credit facilities), acquiring properties and making capital expenditures (including tenant improvements and leasing costs).

Any Shares that may be offered and sold pursuant to the Sales Agreement will be offered and sold pursuant to a prospectus supplement, dated August 8, 2023 and the related prospectus, dated August 8, 2023, forming part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-273803), filed with the SEC on August 8, 2023. An opinion of Venable LLP with respect to the validity of the Common Shares that may be issued and sold pursuant to the prospectus supplement and the related prospectus is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the Sales Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Sales Agreement (including the form of forward sale agreement included therein), which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	ATM Equity Offering Sales Agreement, dated August 8, 2023.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (contained in opinion filed as Exhibit 5.1 hereto).

99.1	Form of forward sales agreement, between Peakstone Realty Trust and a Forward Purchaser (included as part of Exhibit 1.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peakstone Realty Trust

Date: August 9, 2023	By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer and Treasurer